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              As filed with the Securities and Exchange Commission
on June 10, 2004
	                                  Registration No. 333- __________
=================================================================

                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                          -------------

                 POST EFFECTIVE AMENDMENT NO. 1
                           TO FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                          -------------

                       KAMAN CORPORATION
     (Exact name of registrant as specified in its charter)

          Connecticut                             06-0613548
  (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)             Identification No.)


        1332 Blue Hills Avenue
        Bloomfield, Connecticut                     06002
	(Address of principal executive offices)          (Zip Code)

                         --------------

            KAMAN CORPORATION 1993 STOCK INCENTIVE PLAN

                    (Full title of the plan)

                         --------------

                         Candace A. Clark
                      Senior Vice President,
                Chief Legal Officer and Secretary
                        Kaman Corporation
                      1332 Blue Hills Avenue
                  Bloomfield, Connecticut  06002
              (Name and address of agent for service)

                          (860) 243-7100
    (Telephone number, including area code, of agent for service)

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                       EXPLANATORY STATEMENT

     On October 27, 1998, Kaman Corporation (the "Company") filed a registration statement on Form S-8 (File No. 333-66179) to register 2,355,539 shares of the Company's Class A Common Stock, par value $1.00 per share (the "Class A Common Stock") for issuance in connection with the Company's 1993 Stock Incentive Plan (the "1993 Plan").

     Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed in order to deregister and withdraw from registration all shares of the Company's Class A Common Stock remaining unsold under Registration Statement No. 333-66179 as of the date hereof (the "Carryover Shares").

     Concurrently with the filing of this Post Effective Amendment No. 1 to Form S-8 Registration Statement, the Company is also filing a new registration statement on Form S-8 (the "New Registration Statement"). The New Registration Statement relates to the registration of the offer and sale of 2,000,000 shares of the Company's Class A Common Stock issuable pursuant to the terms of the Company's 2003 Stock Incentive Plan, which is the successor to the Company's 1993 Plan. Pursuant to General Instruction E of Form S-8 and related interpretations of the staff of the Division of Corporation Finance of the Securities and Exchange Commission, the Carryover Shares (and the related registration fee previously paid in connection therewith) are being carried forward to the Company's New Registration Statement.



















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                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 registration statement and has duly caused this Post-Effective Amendment No. 1 to Form S-8 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bloomfield and State of Connecticut on the 10th day of June, 2004.

                                KAMAN CORPORATION


                                By: /s/ Paul R. Kuhn
                                    -----------------------------
                                    Name: Paul R. Kuhn
                                    Title:  Chairman, President
                                            and Chief Executive
                                            Officer
                                    (On behalf of the Registrant)

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                  Title               Date
          ---------                  -----               ----

By: /s/ Paul R. Kuhn               Chairman,        June 10, 2004
    ---------------------       President, Chief
    Paul R. Kuhn               Executive Officer
                                 and Director
                         (Principal Executive Officer)

By: /s/ Robert M. Garneau       Executive Vice      June 10, 2004
    ---------------------    President and Chief
    Robert M. Garneau         Financial Officer
                         (Principal Financial and
                            Accounting Officer)

By: /s/ Brian E. Barents           Director         June 7, 2004
    --------------------------
    Brian E. Barents




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By: /s/ E. Reeves Callaway III     Director         June 7, 2004
    --------------------------
    E. Reeves Callaway III

By: /s/ Edwin A. Huston            Director         June 7, 2004
    --------------------------
    Edwin A. Huston

By: /s/ C. William Kaman II        Director         June 7, 2004
    --------------------------
    C. William Kaman II

By: /s/ Eileen S. Kraus            Director         June 7, 2004
    --------------------------
    Eileen S. Kraus

By: /s/ Richard J. Swift           Director         June 7, 2004
    --------------------------
    Richard J. Swift






























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